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                                                            EXHIBIT 1A(10)(a)(i)


                                                                APPLICATION  FOR
                                           MODIFIED SINGLE PAYMENT VARIABLE LIFE
[LOGO OF SAGE LIFE APPEARS HERE]             Mail to: Sage Life, P.O. Box 30000,
SAGE LIFE ASSURANCE OF AMERICA, INC.         Dept. 5162, Hartford, CT 06150-5162
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                               1. PROPOSED INSURED
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First                            Middle                               Last

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Residence Street Address

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City                             State                                 Zip

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Birthdate (Mo/Day/Yr)    Sex    [ ] M    [ ] SS#
                                [ ] F

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Phone                            E-Mail Address                Place of Birth

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Occupation/Duties

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                   2. OWNER (skip if same as Proposed Insured)
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First                            Middle                        Last

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Residence Street Address

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City                             State                         Zip

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Phone                                    [ ] SS#        [ ] TIN#

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E-Mail Address                   Relationship to Proposed Insured  %

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                             3. PRIMARY BENEFICIARY
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Name(s)        SS#/TIN#          Relationship to Proposed Insured  %

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                      3A. CONTINGENT BENEFICIARY (optional)
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Name(s)        SS#/TIN#          Relationship to Proposed Insured  %

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                                 4. TYPE OF PLAN
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4a. Plan of Insurance:
     [ ]  Modified Single Payment Variable Life
     [ ]  Other _____________________________

4b. Specify one of the following:
     [ ]  Initial Purchase Payment $ ____________________________  or
     [ ]  Initial Insurance Amount $ ____________________________
4c. Optional Riders:
     [ ]  _________________________  Purchase Payment $ _________
     [ ]  _________________________  Purchase Payment $ _________


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                               5. PURCHASE PAYMENT
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 [ ] Check or wire to Sage Life for $ _________________________  or

 [ ] Estimated Amount of 1035 Exchange $ ______________________  or

 [ ] Other _______________________


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                                 6. REPLACEMENT
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Will the proposed Contract replace any existing annuity or life
insurance policy?     [ ]  No   [ ]  Yes  (If yes, list all companies and policy
numbers and attach transfer or exchange form.) _______________


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                        7. ALLOCATION OF PURCHASE PAYMENT
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                                  - Optional -

7a.    To Dollar-Cost Averaging:
_____  % of my payment to be Dollar Cost Averaged to the Asset
       Allocation Model Portfolio selected in 7b, or to the Variable Sub-Accounts in 7c, unless specified otherwise in 8 below.

                              - Complete 7b or 7c -

7b.    To Asset Allocation Model Portfolios:
_____  % to the Asset Allocation Model Portfolio checked below:

                  [ [ ] I [ ] II [ ] III [ ] IV [ ] V [ ] VI ]

                                  - Or -

7c.    To Variable Sub-Accounts:
       [AIM                                MFS
        ---                                ---
_____% (253) Capital Development      _____% (553) Total Return
_____% (254) Government Securities    _____% (554) Growth with Income
_____% (255) Growth and Income        _____% (555) High Income
_____% (256) Value                    _____% (556) Research
_____% (257) International Equity     _____% (557) Value
        Alger                              Morgan Stanley
        -----                              --------------
_____% (353) Income and Growth        _____% (653) Value
_____% (354) MidCap Growth            _____% (654) Mid Cap Value
_____% (355) Small Cap                _____% (655) Global Equity
        Colonial/Liberty                   State Street
        ----------------                   ------------
_____% (453) U.S. Stock               _____% (753) S&P 500 Index
_____% (454) Growth and Income        _____% (754) Russell 2000 Index
_____% (455) Small Cap Value          _____% (755) EAFE Index
_____% (456) Strategic Income              T.Rowe Price
_____% (457) Newport Tiger                 ------------
_____% (458) All-Star Equity          _____% (953) Equity Income
_____% (459) Global Utilities         _____% (954) Mid-Cap Growth
                                      _____% (955) Pers Strgy Balanced

        SteinRoe                           Sage Advisors
        --------                           -------------
_____% (853) Growth Stock             _____% (003) Money Market]
_____% (854) Special Venture

        To Fixed Sub-Accounts:
_____[% (121) 1year    _____% (124) 4 year     _____% (130) 10 year]
_____ % (122) 2 year   _____% (125) 5 year
_____ % (123) 3 year   _____% (127) 7 year

                               - Optional -
  [ ]  Rebalance my Variable Sub-Account values each calendar quarter.

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                           8.  DOLLAR COST AVERAGING
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DCA Account: Check the box below (only one) that you want us to Dollar Cost
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Average from.
No. of Months: We will make level monthly transfers from the DCA Account for
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the number of months shown below.  Transfers from the [Sage
Money Market] will be made over a 12-month period, unless you specify otherwise below.
Variable Sub-Accounts: Transfers will be made monthly from the DCA Account to
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the Asset Allocation Model Portfolio selected in 7b, or to the same Variable Sub-Accounts and in the same %'s as shown in 7c, unless you specify otherwise below.

     DCA Account               No. of Months       Variable Sub-Accounts
     -----------               -------------       ---------------------
[ ] [(003) Sage Money Market]     ------               ______%______
[ ] [(131) Fixed - 1 Year]         [12]                ______%______
[ ] [(132) Fixed - 2 Year]         [24]                ______%______
[ ] [(133) Fixed - 3 Year]         [36]                ______%______
[ ] [(134) Fixed - 4 Year]         [48]                ______%______
[ ] [(135) Fixed - 5 Year]         [60]                ______%______
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                     9.  AUTHORITY FOR TELEPHONE TRANSFERS
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I acknowledge that neither Sage Life Assurance of America, Inc. ("Sage Life")
nor any representative of Sage Life will be responsible for any claim, loss, liability or expense resulting from a telephone transfer request if Sage Life or such representative acted on the telephone request in good faith.
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I wish to have a Personal Identification Number (PIN) issued    [ ] Yes   [ ] No
to me in order to make telephone transfers.

I _______ (Owner's initials) authorize you to issue a           [ ] Yes   [ ] No
 Personal Identification Number (PIN) to my registered representative/agent in order for him/her to make telephone transfers between Sub-Accounts on my behalf.

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                             10.  SPECIAL REQUESTS
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                        11.  AMENDMENTS (H.O. use only)
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COMPANY CORRECTIONS OR ADDITIONS, IF ANY

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                         12.  SIMPLIFIED UNDERWRITING
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12a. During the past five years, has the Proposed Insured:
     i.   Had or been treated for cancer, insulin dependent     [ ] Yes   [ ] No
          diabetes, heart attack, chest pain, stroke, central
          nervous system disorder, muscular disorder,
          respiratory disorder or hypertension?
     ii.  Had or been treated for a nervous psychological       [ ] Yes   [ ] No
          disorder, epilepsy, emphysema, kidney failure, liver
          disorder or been advised to have treatment for alcohol
          or drug abuse?
     iii. Been declined or rated for life insurance?            [ ] Yes   [ ] No

12b. Has the Proposed Insured ever been diagnosed or treated,   [ ] Yes   [ ] No
     by a member of the medical profession, for AIDS, AIDS
     Related Complex or other immune deficiency disorder?

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                         13.  SUPPLEMENTAL INFORMATION
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13a. Has the Proposed Insured in the last 12 months smoked
     cigarettes?                                                [ ] Yes   [ ] No
13b. If we are unable to issue a variable life insurance
     contract, do you wish to apply for a variable annuity?     [ ] Yes   [ ] No

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           14.  SUITABILITY, AGREEMENT, AUTHORIZATION, AND SIGNATURE
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SUITABILITY:  By signing below, I acknowledge receipt of the current Variable
Life Prospectus and understand that the amount and duration of the death benefit and all payments and values, when based on the investment experience of the Variable Account, may increase or decrease, depending upon investment experience for the Contract and are not guaranteed as to dollar amount. I also understand that there is no guaranteed minimum Account Value and therefore a Contract may lapse and provide no further death benefit without additional payments.

AGREEMENT: I agree that to the best of my knowledge and belief, all statements and answers in this application are complete and true and may be relied upon by Sage Life in determining whether to issue the Contract. My answers will form a part of any Contract to be issued, and no medical examiner or registered representative has authority to modify this agreement or waive any of Sage Life's rights or requirements. If I make a change as indicated in Section 11, it will be approved by acceptance of the Contract where permitted by state regulation. Any change in plan, benefits applied for, amount of insurance, issue age, or risk class must be agreed to in writing.

I also understand that unless otherwise provided by the Temporary Insurance Agreement, no Contract will take effect unless, while the Proposed Insured is living, the initial purchase payment is paid, the Contract is delivered to and accepted by the Owner, and the answers and statements in this application continue to be complete and true at the time of such payment and acceptance.

AUTHORIZATION: I, the Proposed Insured, authorize any physician, hospital or other medical practitioner or facility, insurance company, Medical Information Bureau, or any other organization, institution or person that has any information about my health or any non-medical information relevant to my insurability or that of my minor child who is to be insured to release such information to Sage Life and its reinsurers. I authorize Sage Life to obtain investigative consumer reports, if appropriate. I understand that I have a right to learn the content and receive a copy of any such report. This authorization is valid for 2 years from the date signed and a photographic copy is as valid as the original. I acknowledge receipt of the Fair Credit Reporting Act and Medical Information Bureau Notices.

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
Signed at ________________________________________________     On ____________________________________________________
                  CITY                 STATE                                            DATE

X ________________________________________________________     X _____________________________________________________
    PROPOSED INSURED (PARENT/GUARDIAN IF UNDER AGE 15)            APPLICANT/OWNER (IF OTHER THAN PROPOSED INSURED)
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FLORIDA  Notice to Applicants: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

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                              15.  AGENT'S REPORT
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
1.  Do you have reason to believe that the Contract applied for may replace an existing annuity or
    insurance policy?                                                                                            [ ] Yes   [ ] No
    (If yes, list carrier, policy number, whether Section 1035 exchange, and attach State Replacement
    Form if applicable.)

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2.  Have you provided a Temporary Insurance Agreement to the Applicant?                                          [ ] Yes   [ ] No

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Agent's Legal Name (PRINTED)      SS#         License Number (Florida only)    Agency Name/Broker-Dealer/Branch

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Agent's Business Address                      Business Phone                   Signature of Agent          Agent's E-Mail Address

Designation:    [ ]  Program A      [ ] Program B       [ ] Program C     Once selected, Program cannot be changed.
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